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                                20 DECEMBER 2001







                        IMPERIAL CHEMICAL INDUSTRIES PLC



                                  ICI ALTA INC.



                    HUNTSMAN SPECIALTY CHEMICALS CORPORATION












                               AMENDMENT AGREEMENT
                TO AMEND THE MEMBERSHIP INTEREST OPTION AGREEMENT
                              DATED 2 NOVEMBER 2000

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THIS AMENDMENT AGREEMENT is made on 20 December 2001

BETWEEN:

IMPERIAL CHEMICAL INDUSTRIES PLC, a company incorporated in England and Wales whose registered office is at Imperial Chemical House, Millbank, London SW1P 3JF
(ICI);

ICI ALTA INC., a corporation incorporated under the laws of Delaware whose principal office is at 1000 Uniqema Blvd, New Castle, Delaware 19720, USA (ICI
ALTA); and

HUNTSMAN SPECIALTY CHEMICALS CORPORATION, a corporation incorporated under the laws of Delaware whose principal office is at 500 Huntsman Way, Salt Lake City, Utah, USA (HSCC),

(together, the PARTIES)

WHEREAS:

(A) On 2 November 2000, the Parties entered into an agreement under which HSCC and ICI Alta granted to each other certain options in respect of the 300 membership interest units held by ICI Alta in Huntsman International Holdings LLC (HIH) (then named Huntsman ICI Holdings LLC). That agreement has since been supplemented and amended and, as so supplemented and amended prior to the date of this Amendment Agreement, is referred to in this Amendment Agreement as the OPTION AGREEMENT.

(B) The Parties wish to amend the Option Agreement in the manner described in this Amendment Agreement.

IT IS AGREED as follows:

INTERPRETATION

1.1 Terms and expressions defined in the Option Agreement have the same meaning when used in this Amendment Agreement.

1.2 The headings in this Amendment Agreement shall not affect its interpretation.

1.3  The Schedule to this Agreement forms part of this Amendment Agreement.

AMENDMENT OF THE OPTION AGREEMENT

2.1 The Parties hereby agree that, subject to clause 2.4 below, the Option Agreement shall be, and shall be deemed to be, amended with effect on and from the date of this Amendment Agreement (the EFFECTIVE DATE) so that it shall take effect in the form set out in the Schedule hereto. The Parties undertake, immediately following execution of this Amendment Agreement, to execute and deliver a copy of the
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document set out in the Schedule hereto to confirm the adoption by the Parties of the amendments to the Option Agreement effected hereby (and not, for the avoidance of doubt, for the purpose of adopting that document as a new agreement in its own right, but rather to restate the Option Agreement as amended hereby).

2.2 The Option Agreement, as amended by this Amendment Agreement, shall remain in full force and effect and, save where the context otherwise requires, any reference in the Option Agreement to "Agreement" shall be read and construed as a reference to the Option Agreement as amended by this Amendment Agreement.

2.3 For the avoidance of doubt, neither this Amendment Agreement nor the execution of the copy of the document set out in the Schedule hereto pursuant to clause 2.1 above shall affect the validity of, revoke or modify in any way the Put Option Notice which was served on 30 October 2001 in accordance with the terms of the Option Agreement in the form in which they subsisted as at that date. The Parties acknowledge that the Put Option Notice was validly served on 30 October 2001 in accordance with the terms of the Option Agreement in the form in which they subsisted as at that date but agree that, subject to clause 2.4 below, the rights, obligations and liabilities of the Parties arising under the Option Agreement as a consequence of the exercise of the Put Option are as set out in the document set out in the Schedule hereto in replacement for, and to the exclusion of, those arising under the Option Agreement as a result of such exercise.

2.4 For the purposes of this clause 2.4 and clause 2.5, the ACCRUED RIGHTS, OBLIGATIONS AND LIABILITIES are those rights, obligations and liabilities of the Parties which have accrued under clause 5 (excluding (i) the last sentence of clause 5.2 and (ii) clause 5.3(b)) and clause 9.1 and clause 9.8 of the Option Agreement, and under clause 11 of the Framework Agreement as deemed to be incorporated into the Option Agreement by clause 9.11 of the Option Agreement, in each case prior to the Effective Date. The amendments to the Option Agreement effected by this Amendment Agreement shall not affect the Accrued Rights, Obligations and Liabilities, which shall remain in full force and effect. Notwithstanding the provisions of Section 13.05 (GOVERNING LAW) of the document set out in the Schedule hereto, the Accrued Rights, Obligations and Liabilities shall continue to be governed by the laws of England and shall be construed in accordance with the laws of England and on the basis of the provisions of the Option Agreement in the form in which they subsisted as at the date on which the relevant right, obligation or liability respectively accrued, PROVIDED THAT the provisions of Section 13.06 (JURISDICTION) of the document set out in the Schedule hereto (and not the provisions of Clause 9.5 of the Option Agreement in the form it took prior to the Effective Date) shall apply in respect of any dispute which may arise after the Effective Date in connection with any Accrued Rights, Obligations and Liabilities.

2.5 The Parties agree that any rights, obligations and liabilities of the Parties other than the Accrued Rights, Obligations and Liabilities which have accrued under the Option Agreement prior to the Effective Date are of no further force and effect. For the avoidance of doubt, this clause 2.5 is without prejudice to clause 2.3 above.
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WARRANTIES

3.1  Each of ICI and ICI Alta warrants to HSCC as follows:

(a) that it is a corporation duly incorporated, validly existing and in good standing (with respect to jurisdictions that recognise the concept of good standing) under the laws of the jurisdiction in which it is incorporated;

(b) that the execution, delivery and performance by it of this Amendment Agreement are within its corporate capacity and have been duly authorised by all necessary corporate action, and that this Amendment Agreement constitutes binding obligations of it;

(c) that the execution, delivery and performance by it of this Amendment Agreement require no material action by or in respect of, or material filing with, any Governmental Entity other than (i) compliance with any applicable requirements of any Competition Authority; (ii) compliance with any applicable requirements of the 1934 Act (as such term is defined in the document set out in the Schedule hereto) and any other securities laws, whether federal, state or foreign, and (iii) approvals required under, and filings and notifications required to be made under, the Listing Rules issued by the Financial Services Authority or the rules of the New York Stock Exchange; and

(d) that the execution, delivery and performance by it of this Amendment Agreement do not and will not violate its memorandum or articles of association (in the case of ICI) or its certificate of incorporation or bylaws (in the case of ICI Alta); assuming compliance with the matters referred to in (c) above, do not violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, reasonably be expected to
     (i) have a material adverse effect on the business, financial condition or results of operations of ICI or ICI Alta, (ii) impede the timely satisfaction of the Closing Conditions (as such term is defined in the document set out in the Schedule hereto) or (iii) adversely affect the ability of ICI or ICI Alta to perform its obligations under this Amendment Agreement; or do not require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of ICI or ICI Alta or to a loss of any benefit to which ICI or ICI Alta is entitled under any provision of any agreement or other instrument binding upon ICI or ICI Alta, except for such consents or approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial condition or results of operations of ICI or ICI Alta, (ii) impede the timely satisfaction of the Closing Conditions (as such term is defined in the document set out in the Schedule hereto), or (iii) adversely affect the ability of ICI or ICI Alta to perform its obligations under this Amendment Agreement.
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3.2  HSCC warrants to ICI and ICI Alta as follows:

(a) that it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

(b) that the execution, delivery and performance by HSCC of this Amendment Agreement are within its organizational powers and have been duly authorised by all necessary organizational action on the part of HSCC, and that this Amendment Agreement constitutes binding obligations of HSCC;

(c) that the execution, delivery and performance by HSCC of this Amendment Agreement require no action by or in respect of, or filing with, any Governmental Entity other than compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the 1958 Act against Restraints in Competition, as amended (Germany); the Law on the Protection of Competition and the Market, Law No. 287 of Oct 10, 1990 (Italy); and the Federal Law 8884/1994 of June 11, 1994 as amended and CADE Resolution no 15/98 of August 19, 1998 (Brazil); and any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial condition or results of operations of HSCC, (ii) impede the timely satisfaction of the Closing Conditions or
     (iii) adversely affect the ability of HSCC to perform its obligations under this Amendment Agreement; and

(d) that the execution, delivery and performance by HSCC of this Amendment Agreement do not and will not violate the certificate of incorporation or bylaws of HSCC; assuming compliance with the matters referred to in (c) above, do not violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial condition or results of operations of HSCC, (ii) impede the timely satisfaction of the Closing Conditions or (iii) adversely affect the ability of HSCC to perform its obligations under this Amendment Agreement; or do not require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of HSCC or to a loss of any benefit to which HSCC is entitled under any provision of any agreement or other instrument binding upon it, except for (i) such consents or approvals as have been obtained as of the date of this Amendment Agreement and (ii) such consents or approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to (x) have a material adverse effect on the business, financial condition or results of operations of HSCC, (y) impede the timely satisfaction of the Closing Conditions (as such term is defined in the document set out in the Schedule hereto) (z) adversely affect the ability of HSCC to perform its obligations under this Amendment Agreement.
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GENERAL

ASSIGNMENT

4.1 No Party shall nor shall it purport to assign, transfer, charge or otherwise deal with all or any of its rights under this Amendment Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of each of the other Parties. Any purported assignment in contravention of this clause 4.1 shall be void.

VARIATION

4.2 No variation of this Amendment Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties. The expression "variation" shall include any variation, supplement, deletion or replacement, however effected.

ENTIRE AGREEMENT

4.3 This Amendment Agreement sets out the entire agreement and understanding between the Parties with respect to the amendments of the Option Agreement for which it provides. This Amendment Agreement supersedes all previous arrangements and understandings between the Parties with respect to the amendments of the Option Agreement for which this Amendment Agreement provides, which shall cease to have any further force or effect.

4.4 Subject to clause 4.6 below, no Party has, and each Party warrants to each of the other Parties that it has not, entered into this Amendment Agreement in reliance upon any representation, warranty or undertaking of any other Party which is not expressly set out or referred to in this Amendment Agreement (including the Schedule hereto).

4.5 Subject to clause 4.6 below, a Party may claim in contract for breach of warranty under this Amendment Agreement, but no Party shall have any claim or remedy under this Amendment Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Amendment Agreement) or untrue statement made by any other Party.

4.6 None of clauses 4.3, 4.4 or 4.5 above shall exclude any liability for fraudulent misrepresentation.

COUNTERPARTS

4.7 This Amendment Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.
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THIRD PARTY RIGHTS

4.8 A person who is not a party to this Amendment Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

CONFIDENTIALITY & ANNOUNCEMENTS

4.9 Subject to clause 4.10, each Party shall use (and shall ensure that each member of its Group shall use) all reasonable endeavours to keep confidential (and to ensure that its respective officers, employees and agents and professional advisers keep confidential) any information which relates to the contents of this Amendment Agreement and/or the negotiations relating to this Amendment Agreement (but excluding any information relating to the contents of the Option Agreement and/or negotiations relating to the Option Agreement, which will be governed by Section 8.01 of the Option Agreement) and shall not (and shall ensure that no member of its Group shall), without the prior written approval of the other Parties (such approval not to be unreasonably withheld or delayed), make or issue any formal public announcement or press release in connection with the signature or contents of this Amendment Agreement.

4.10 The obligations set out in clause 4.9 above do not apply to the disclosure of information or, as the case may be, the making or issue of any public announcement or press release:

(a)  if and to the extent it is required by law;

(b) if and to the extent it is required by any securities exchange or regulatory or governmental body to which that Party or any member of its Group is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

(c) on a "need to know" basis to a company which is a member of the disclosing Party's Group, where that disclosure is for a purpose reasonably incidental to this Amendment Agreement (in which event the disclosing Party shall procure that the relevant member of its Group complies with the provisions of clause 5.9 in respect of the information so disclosed);

(d) to any tax authority to the extent reasonably required for the purposes of the tax affairs of the Party concerned or any member of its Group;

(e) if and to the extent the information concerned has come into the public domain, other than as a result of a breach of clause 5.9 above by that Party or any member of its Group; or

(f) if and to the extent that the other Parties have given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

If a Party has an obligation to make or issue any announcement pursuant to paragraph (a) or (b) above, the relevant Party shall give the other Parties every reasonable
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opportunity to comment on any announcement or release before it is made or issued (provided that this does not have the effect of preventing the Party making the announcement or release from complying with its legal and/or stock exchange obligations).

4.11 No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Amendment Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

4.12 If any provision of this Amendment Agreement is held by a Court or other competent authority to be invalid or unenforceable in whole or in part, then such provision shall, so far as it is invalid or unenforceable, be given no effect and shall be deemed not to be included in this Amendment Agreement, and the other provisions of this Amendment Agreement and the remainder of the affected provision shall continue to be valid.

GOVERNING LAW

4.13 This Amendment Agreement shall be governed by, and construed in all respects in accordance with, the laws of England.

JURISDICTION

4.14 The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the State of Delaware, and any appellate court with jurisdiction to review decisions of any such court, in any action or proceeding brought by any of the parties hereto arising out of or relating to this Amendment Agreement, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Notwithstanding the foregoing, nothing in this Amendment Agreement shall affect any right that any of the parties may have to (i) bring any action or proceeding relating to this Amendment Agreement in any court that has jurisdiction by reason of a case pending under Title 11 of the U.S. Code or (ii) seek recognition or enforcement of any judgment in other jurisdictions by suit on the judgment or in the manner provided by law. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
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IN WITNESS whereof this Amendment Agreement has been signed by and on behalf of the Parties on the day and year first before written.

SIGNED on behalf                                     )
of IMPERIAL CHEMICAL                                 )
INDUSTRIES PLC by                                    )
             as its duly                             )
authorised attorney                                  )


SIGNED on behalf                                     )
of ICI ALTA INC. by                                  )
             as its duly                             )
authorised attorney                                  )


SIGNED on behalf of                                  )
HUNTSMAN SPECIALTY                                   )
CHEMICALS CORPORATION,                               )
a company  incorporated in Delaware,                 )
by                                    , being        )
a person who, in accordance                          )
with the laws of that territory, is                  )
acting under the authority of                        )
that company                                         )

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                                    SCHEDULE

                      AMENDED FORM OF THE OPTION AGREEMENT